UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - January 30, 2025

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code - (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 30, 2025, Oncor Electric Delivery Company LLC (“Oncor”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the purchasers named therein, which provides for the issuance by Oncor of certain senior secured notes. Pursuant to the Note Purchase Agreement, on January 30, 2025, Oncor issued $250 million aggregate principal amount of its 5.15% Senior Secured Notes, Series H, due May 1, 2029 (the “Series H Notes”). Oncor used the proceeds from the sale of the Series H Notes for general corporate purposes, including to repay a portion of the outstanding commercial paper notes issued under its commercial paper program. The Note Purchase Agreement also provides for, subject to the satisfaction of the certain customary closing conditions specified therein, Oncor’s future issuance of $150 million aggregate principal amount of its 5.59% Senior Secured Notes, Series I, due May 1, 2034 (the “Series I Notes”) on February 25, 2025 (or such other business day on or prior to February 28, 2025 as may be agreed upon by Oncor and the purchasers of the Series I Notes).

The Series H Notes were, and the Series I Notes will be, sold under Section 4(a)(2) of the Securities Act of 1933, as amended. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Series H Notes or the Series I Notes (collectively, the “Notes”).

Oncor’s obligations under the Series H Notes are, and its obligations under the Series I Notes will be, secured by a lien on all property acquired or constructed by Oncor for the transmission and distribution of electric energy, mortgaged as described under the Deed of Trust, Security Agreement and Fixture Filing (as amended, the “Deed of Trust”), dated as of May 15, 2008, from Oncor to The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon, formerly The Bank of New York), as collateral agent (the “Collateral Agent”).

The Series H Notes bear interest at a rate of 5.15% per annum and mature on May 1, 2029. Interest on the Series H Notes will accrue from January 30, 2025 and will be payable semi-annually on May 1 and November 1 of each year, beginning on November 1, 2025. When issued, the Series I Notes will bear interest at a rate of 5.59% per annum and mature on May 1, 2034. Interest on the Series I Notes will accrue from the date of their issuance in February and will be payable semi-annually on May 1 and November 1 of each year, beginning on November 1, 2025.

The Note Purchase Agreement provides for optional prepayment and in certain situations make-whole payments with respect to each series of the Notes. The Note Purchase Agreement also contains customary covenants, restricting, subject to certain exceptions, Oncor from, among other things, entering into mergers and consolidations, and sales of substantial assets. In addition, the Note Purchase Agreement requires that Oncor maintain a consolidated senior debt to consolidated total capitalization ratio of no greater than 0.65 to 1.00 and observe certain customary reporting requirements and other affirmative covenants.

The Note Purchase Agreement contains customary events of default, including the failure to pay principal or interest on the Notes when due, among others. If any such event of default occurs and is continuing, among other remedies provided in the Note Purchase Agreement, the outstanding principal of the Notes may be declared due and payable.

A copy of the Deed of Trust was filed by Oncor as an exhibit to its Form 10-Q filed May 15, 2008, the First Amendment to the Deed of Trust, dated March 2, 2009, between Oncor and the Collateral Agent was filed by Oncor as an exhibit to its Form 10-K filed March 3, 2009, the Second Amendment to the Deed of Trust, dated September 3, 2010, between Oncor and the Collateral Agent was filed by Oncor as an exhibit to its Form 8-K filed September 3, 2010, and the Third Amendment to the Deed of Trust, dated November 10, 2011, between Oncor and the Collateral Agent was filed by Oncor as an exhibit to its Form 8-K filed November 15, 2011, which are incorporated by reference herein. The Note Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The above descriptions of the Deed of Trust, as amended, and the Note Purchase Agreement are qualified in their entirety by reference to the Deed of Trust and Note Purchase Agreement, respectively. Certain of the purchasers of the Notes and their respective affiliates have, from time to time, performed various commercial banking services for Oncor and certain of its affiliates for which they have received customary fees and expenses.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As previously reported, in April 2023, Oncor entered into a revolving accounts receivable securitization facility (the “AR Facility”) with MUFG Bank, Ltd., as administrative agent (“MUFG”). In connection with the AR Facility, Oncor contributes all of its existing, and has committed to continue to contribute or sell all of its future, accounts receivable from retail electric providers and certain related rights to Receivables LLC (as defined below) pursuant to the terms of the Purchase and Sale Agreement, dated as of April 28, 2023 (the “Sale Agreement”), among Oncor, any additional originators from time to time party thereto and Oncor Receivables LLC, a bankruptcy-remote special purpose entity and wholly-owned subsidiary of Oncor (“Receivables LLC”). Pursuant to the Receivables Financing Agreement, dated as of April 28, 2023 (as amended, the “Receivables Financing Agreement”), among Oncor, Receivables LLC, MUFG and certain lenders and group agents from time to time party thereto, Receivables LLC will obtain loans from the lenders secured by all of Receivables LLC’s assets, including the receivables and related rights that it owns. The aggregate amount available for borrowing at any one time under the AR Facility is limited to the lesser of the facility limit of $500 million and the borrowing base amount calculated based on the outstanding balance of eligible receivables held as collateral, subject to certain reserves, concentration limits, and other limitations.

On January 30, 2025, $300 million aggregate principal amount was borrowed under the AR Facility. The proceeds from this borrowing were used for general corporate purposes, including to repay a portion of the outstanding commercial paper notes issued under Oncor’s commercial paper program. Following this borrowing, $300 million aggregate principal amount is currently outstanding under the AR Facility. The AR Facility will terminate at the earlier of (i) the scheduled termination date of April 28, 2027, (ii) the date on which the termination date is declared or deemed to have occurred upon the exercise of remedies by MUFG as set forth in the Receivables Financing Agreement, or (iii) the date that is 30 days after notice of termination is provided by Receivables LLC. Subject to the consent of MUFG and the lenders, Receivables LLC may, 30 days prior to each anniversary date of the Receivables Financing Agreement, extend the AR Facility in one-year increments.

Borrowings under the AR Facility bear interest at (i) the daily cost of asset-backed commercial paper issued by the conduit lenders to fund the loans, plus related dealer commissions and note issuance costs or (ii) if funded by the committed lenders, at a rate per annum equal to the secured overnight financing rate (“SOFR”) calculated based on term SOFR for a one-month interest period, plus 0.10%. Receivables LLC also pays a used and unused fee in connection with the AR Facility.

Receivables LLC’s sole business consists of the purchase or acceptance through capital contributions of the receivables and related rights from Oncor and the subsequent retransfer of or granting of a security interest in such receivables and related rights to MUFG as administrative agent for the benefit of the lenders pursuant to the Receivables Financing Agreement. Receivables LLC is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to have amounts owed to them be satisfied out of Receivables LLC’s assets prior to any assets or value in Receivables LLC becoming available to Receivables LLC’s equity holder. The assets of Receivables LLC are not available to pay creditors of Oncor or any affiliate thereof.

Additional details regarding the AR Facility, the Receivables Financing Agreement and the Sale Agreement are contained in Item 1.01 and Item 2.03 of Oncor’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2023 and Item 1.01 of Oncor’s Current Report on Form 8-K filed with the SEC on April 30, 2024 (collectively, the “Prior 8-Ks”) and are incorporated herein by reference. The foregoing discussion of the terms of the AR Facility, the Receivables Financing Agreement and the Sale Agreement are not complete and are subject to, and qualified in their entirety by reference to, the Receivables Financing Agreement and Sale Agreement filed as exhibits to the Prior 8-Ks.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	Note Purchase Agreement, dated January 30, 2025, among Oncor Electric Delivery Company LLC and the purchasers named therein for Oncor Electric Delivery Company LLC’s 5.15% Senior Secured Notes, Series H, due May 1, 2029 and 5.59% Senior Secured Notes, Series I, due May 1, 2034.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ Kevin R. Fease
Name:	Kevin R. Fease
Title:	Vice President and Treasurer

Dated: February 4, 2025